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                                    EXHIBIT 3

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                            PORTARO PHARMACIES, INC.

                                 THE "COMPANY,"


                        DENIS PORTARO AND SANDRA PORTARO


                                       AND


             DENIS A. AND SANDRA LOU PORTARO REVOCABLE TRUST OF 1992

                        COLLECTIVELY, THE "SHAREHOLDERS,"



                        CAPSTONE PHARMACY SERVICES, INC.

                                  THE "PARENT"


                                       AND


                      INSTITUTIONAL PHARMACY SERVICES, INC.

                               THE "CAPSTONE SUB."

                                TABLE OF CONTENTS

ARTICLE I.  THE MERGER...................................................................................2
         1.1      The Merger.............................................................................2
         1.2      Effects of the Merger..................................................................2
         1.3      Effective Time and Transaction Effective Date..........................................2
         1.4      Articles of Incorporation..............................................................2
         1.5      Bylaws.................................................................................3
         1.6      Directors..............................................................................3
         1.7      Officers...............................................................................3

ARTICLE II.  STATUS AND CONVERSION OF SECURITIES.........................................................3
         2.1      Conversion of Securities...............................................................3
         2.2      Merger Consideration...................................................................3
         2.3      Offset.................................................................................4

ARTICLE III.  RECEIVABLES................................................................................5
         3.1      Collection of Receivables..............................................................5

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE
         SHAREHOLDERS....................................................................................5
         4.1      Organization, Qualification and Authority..............................................5
         4.2      Capitalization and Stock Ownership.....................................................6
         4.3      Absence of Default.....................................................................7
         4.4      Financial Statements...................................................................7
         4.5      Operations Since August 31, 1996 ......................................................7
         4.6      Absence of Certain Liabilities.........................................................9
         4.7      Employment Discrimination..............................................................9
         4.8      Licenses and Permits...................................................................9
         4.9      Medicare, Medicaid and Other Third-Party Payors.......................................10
         4.10     Compliance with Zoning, Land Use and Other Laws; Easements............................11
         4.11     Assets and Liabilities................................................................11
         4.12     Leases and Contracts..................................................................14
         4.13     Environmental Matters.................................................................14
         4.14     Miscellaneous Representations Relating to Real Estate.................................17
         4.15     Litigation............................................................................17
         4.16     Company Employees.....................................................................18
         4.17     Labor Relations.......................................................................18
         4.18     Insurance.............................................................................18
         4.19     Broker's or Finder's Fee..............................................................19
         4.20     Conflicts of Interest.................................................................19
         4.21     Intellectual Property.................................................................19
         4.22     Inventories...........................................................................19
         4.23     Motor Vehicles........................................................................20
         4.24     Employee Benefit Plans................................................................20
         4.25     Compliance with Healthcare and Other Laws.............................................21
         4.26     Condition of Assets...................................................................21

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
         4.27     WARN Act..............................................................................21
         4.28     Tax Returns; Taxes....................................................................22
         4.29     Asset Value; EBITDA and Net Revenues..................................................22
         4.30     No Omissions or Misstatements.........................................................22

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT.....................................................22
         5.1      Organization, Qualification and Authority.............................................23
         5.2      Parent Reports........................................................................23
         5.3      Capstone Common Stock and Merger Consideration Stock..................................23
         5.4      S-3 Requirements......................................................................24
         5.5      Absence of Default....................................................................24
         5.6      Broker's or Finder's Fee..............................................................24
         5.7      No Omissions or Misstatements.........................................................24
         5.8      Financial Statements..................................................................24

ARTICLE VI. COVENANTS OF PARTIES........................................................................25
         6.1      Access to Books and Records...........................................................25
         6.2      Medicare and Medicaid Reporting.......................................................25
         6.3      Maintain Insurance Coverage...........................................................25
         6.4      Excluded Items........................................................................25
         6.5      Registration Statement................................................................26
         6.6      Registration Rights Agreement.........................................................26
         6.7      Tax Filings...........................................................................26

ARTICLE VII. CLOSING....................................................................................26
         7.1      Closing...............................................................................26

ARTICLE VIII. COMPANY'S AND SHAREHOLDERS' CONDITIONS TO CLOSE...........................................26
         8.1      Representations and Warranties True at Closing; Compliance with
                  Agreement.............................................................................26
         8.2      No Action/Proceeding..................................................................27
         8.3      Order Prohibiting Transaction.........................................................27
         8.4      Employment Agreements.................................................................27
         8.5      Simultaneous Closing..................................................................27
         8.6      Lease.................................................................................27
         8.7      Registration Rights Agreement.........................................................27

ARTICLE IX. PARENT'S AND CAPSTONE SUB'S CONDITIONS TO CLOSE.............................................27
         9.1      Representations and Warranties True at Closing; Compliance with
                  Agreement.............................................................................27
         9.2      Regulatory Approvals..................................................................28
         9.3      No Action/Proceeding..................................................................28
         9.4      Inspection of Assets; U.C.C. Searches, etc............................................28
         9.5      Order Prohibiting Transaction.........................................................28
         9.6      Employment Agreements.................................................................28
         9.7      Operating Targets.....................................................................28
         9.8      Value of Assets.......................................................................29

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
         9.9      Third Party Consents; Releases........................................................29
         9.10     Approval of Board of Directors........................................................29
         9.11     Beds..................................................................................29
         9.12     Simultaneous Closing..................................................................29
         9.13     Registration Rights Agreement.........................................................29

ARTICLE X. OBLIGATIONS OF COMPANY AND SHAREHOLDERS AT CLOSING...........................................29
         10.1     Documents Relating to Title...........................................................30
         10.2     Possession............................................................................30
         10.3     Opinion of Counsel....................................................................30
         10.4     Corporate Good Standing and Corporate Resolution......................................30
         10.5     Closing Certificate...................................................................30
         10.6     Third Party Consents..................................................................30
         10.7     Releases..............................................................................30
         10.8     Additionally Requested Documents; Post-Closing Assistance.............................31
         10.9     Confidentiality and Employment Agreements.............................................31
         10.10    Assumption Agreement..................................................................31
         10.11    Escrow Agreement. ....................................................................31

ARTICLE XI. OBLIGATIONS OF PARENT AT CLOSING............................................................31
         11.1     Merger Consideration..................................................................31
         11.2     Corporate Good Standing and Certified Board Resolutions...............................31
         11.3     Closing Certificate...................................................................32
         11.4     Opinion of Parent's Counsel...........................................................32
         11.5     Escrow Agreement......................................................................32
         11.6     Employment Agreements.................................................................32
         11.7     Registration Rights and Escrow Agreements; Post-Closing Assistance....................32

ARTICLE XII. OPINION OF PARENT'S COUNSEL................................................................32

ARTICLE XIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION................................................33
         13.1     Survival..............................................................................33
         13.2     Indemnification by Shareholders.......................................................33
         13.3     Indemnification by Surviving Corporation and Parent...................................34
         13.4     Rules Regarding Indemnification.......................................................34
         13.5     Indemnity Period......................................................................36
         13.6     Limitation on Claims..................................................................36

ARTICLE XIV. PRESERVATION OF BUSINESSAND NONCOMPETE RESTRICTIONS........................................36
         14.1     Covenant Not to Compete...............................................................36
         14.2     Enforceability........................................................................37

ARTICLE XV. MISCELLANEOUS...............................................................................37
         15.1     Assignment............................................................................37
         15.2     Other Expenses........................................................................37
         15.3     Notices...............................................................................38
         15.4     Confidentiality; Prohibition on Trading...............................................38

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
         15.5     Controlling Law.......................................................................39
         15.6     Headings..............................................................................39
         15.7     Benefit...............................................................................39
         15.8     Partial Invalidity....................................................................39
         15.9     Waiver................................................................................39
         15.10    Counterparts..........................................................................39
         15.11    Interpretation; Knowledge.............................................................39
         15.12    Entire Agreement......................................................................40
         15.13    Further Assurance of Shareholders After Closing.......................................40
         15.14    Legal Fees and Costs..................................................................40

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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into on January 3, 1997, by and among PORTARO PHARMACIES, INC., a California corporation (the "Company"), DENIS A. PORTARO and SANDRA LOU PORTARO, residents of the State of California (the Portaros") and the DENIS A. AND SANDRA LOU PORTARO REVOCABLE TRUST of 1992 (the "Trust") (collectively, the Portaros and the Trust are referred to herein as the "Shareholders"), CAPSTONE PHARMACY SERVICES, INC., a Delaware corporation ("Parent") and INSTITUTIONAL PHARMACY SERVICES, INC. a Maryland corporation (the "Capstone Sub").

                                R E C I T A L S:

         WHEREAS, Shareholders own and operate the Company, a corporation that operates an institutional pharmacy service business in Los Angeles, California and the surrounding areas, all as more particularly described on Exhibit A hereto, which Exhibit sets forth the type of services and products provided by the Company at each location (collectively, the "Business"); and

         WHEREAS, Shareholders own all of the issued and outstanding capital stock of the Company (the "Stock"); and

         WHEREAS, the shareholder of Clinical Care-SNF Pharmacy, Inc. (the "Related Sellers") have agreed to the acquisition by Parent of such company (the "Related Company") in conjunction with this transaction (the "Related Transaction") pursuant to an Agreement and Plan of Merger between the Related Sellers, the Related Company, Parent and Capstone Sub (the "Related Merger Agreement") regarding Related Sellers' institutional pharmacy service business in San Diego, California and surrounding areas (the "Related Business"); and

         WHEREAS, the Shareholders and the respective Boards of Directors of Company, Parent and Capstone Sub consider the acquisition by Parent of Company through a merger in accordance with this Agreement to be in the respective best interests of the parties. To that end, each Shareholder and Board of Directors has approved this Agreement and the form of Certificate of Merger attached hereto as Exhibit B (the "Certificate of Merger"). The parties adopt this Agreement, together with the form of Certificate of Merger, as a "plan of reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1984, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                              ARTICLE I. THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof) and subject to and upon the terms and conditions of this Agreement, Company shall be merged with and into Capstone Sub (the "Merger") in accordance with provisions of the Maryland Business Corporation Law ("MBCL"). Following the Merger, Capstone Sub shall continue as the surviving corporation under the name "Institutional Pharmacy Services, Inc." (the "Surviving Corporation"), and the separate corporate existence of Company will cease.

         1.2 Effects of the Merger. At the Effective Time, the Surviving Corporation shall, without any other action, possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Company and Capstone Sub (Company and Capstone Sub are sometimes hereinafter referred to as the "Constituent Corporations" of the Surviving Corporation); and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, and shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         1.3 Effective Time and Transaction Effective Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the office of the Secretary of State of the State of Maryland in accordance with the applicable provisions of the MBCL, which Certificate of Merger shall be so filed as soon as practicable after the Closing (as defined in Section 8.1). The date and time when the Merger shall become effective for the purposes of Maryland law are herein referred to as the "Effective Time"; upon consummation, the Closing shall be deemed to be effective for all other purposes as of 12:01 a.m. local time on January 1, 1997 (the "Transaction Effective Date").

         1.4 Articles of Incorporation. The Articles of Incorporation of the Capstone Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions of the applicable corporate law, except that at the Effective Time the Certificate of Incorporation may be amended and restated as may be provided for in the form of the Certificate of Merger.

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         1.5 Bylaws. The Bylaws of the Capstone Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions of the applicable corporate law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         1.6 Directors. The directors of the Capstone Sub immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation without change, until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         1.7 Officers. The officers of the Capstone Sub immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation or until his or her successor has been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.


                 ARTICLE II. STATUS AND CONVERSION OF SECURITIES

         2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Capstone Sub, Company or the Shareholders:

                  (1) Each share of common stock, par value $.01 per share, of Capstone Sub issued and outstanding immediately prior to the Effective Time shall continue without change and shall represent validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation.

                  (2) Each share of Company Common Stock held by Company as a treasury share shall be canceled and no payment shall be made with respect thereto.

                  (3) Each outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive an aliquot portion of the Merger Consideration (as defined below) as described below.

         2.2 Merger Consideration. The aggregate merger consideration payable pursuant hereto and to the Related Merger Agreement, subject to adjustment as described herein and therein, is Forty Million Dollars ($40,000,000.00). The merger consideration payable by Parent to Shareholders in consideration for the Merger and for the agreements contained herein, including the agreements contained in Article XIV hereof, will be Twenty Million Dollars ($20,000,000.00) (the "Merger Consideration"). The Merger Consideration shall be subject to adjustment as set forth in this Agreement and shall be payable in the following manner:

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
                  (1) Five Million Dollars ($5,000,000.00) in immediately available funds by wire transfer at Closing;

                  (2) the number of shares of Parent's common stock, par value $.01 per share (the "Capstone Common Stock"), having an aggregate market value of Thirteen Million Dollars ($13,000,000.00), based upon the average closing bid price per share of the Capstone Common Stock on the Nasdaq Stock Market for the fifteen (15) consecutive trading days ending one day prior to the Closing (the "Average Price"); and

                  (3) the number of shares of Capstone Common Stock having an aggregate market value of Two Million Dollars ($2,000,000.00), based upon the Average Price, to be held in escrow (the "Escrowed Shares"), from which 50% of such shares then held by the escrow agent will be released on the first anniversary of the Closing ("First Anniversary Shares") and the remainder of which will be released on the second anniversary of the Closing ("Second Anniversary Shares"), pursuant to the terms of an escrow agreement (the "Escrow Agreement"), the form of which is attached hereto as Exhibit 2.2(3).

         All such shares of Capstone Common Stock described in 2.2(2) and 2.2(3) herein shall be subject to a Registration Rights Agreement between Parent and Shareholders (as described in Section 6.13 hereof) and shall be collectively referred to herein as the "Merger Consideration Stock." Upon effective registration of the Merger Consideration Stock described in Section 2.2(3) hereof, such shares may be sold by Shareholders and the proceeds of such sale substituted for such sold shares in escrow, in accordance with the provisions of the Escrow Agreement.

         2.3 Offset. The Merger Consideration shall be subject to offset in the following manner: (1) The Merger Consideration shall be subject to repayment (out of the Escrow Account, first, and then from Shareholders as necessary) subsequent to Closing by, in the event that EBITDA falls below the EBITDA Target (each as defined in Section 4.29 hereof and such shortfall being herein referred to as the "EBITDA Shortfall"), an amount equal to the EBITDA shortfall, multiplied by 6.5 (50% of which reduction is to be reflected in this transaction and 50% in the Related Transaction) (the parties have agreed based on information provided to date that the EBITA Shortfall is zero); and

                  (2) Subject to the provisions of Article XIII the portion of the Merger Consideration reflected in Section 2.2(3) hereof, shall be offset by:

                           (a) the full extent of the Receivables Shortfall (as defined in paragraph 3.1 hereof), if any; and

                           (b) in the event of any losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from any breach by either Company or

         Shareholders of any of the covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement (collectively, the "Breach Damages"), at Parent's option, to the full extent of such losses, costs, expenses and/or damages.

Such claims under this Section 2.3(2) shall first be satisfied out of the First Anniversary Shares until these are exhausted in full. To the extent such claims are not satisfied in full by the First Anniversary Shares, they shall then be satisfied out of the Second Anniversary Shares. The number of shares to be offset shall be determined based upon the dollar amount to be offset divided by the Average Price. To the extent claims under Section 3.2(2)(b) are not satisfied in full by the Escrowed Shares, then cash payments shall be made by the Shareholders in accordance with the indemnification provisions of Article XIII hereof. To the extent the escrow account contains cash or assets other than the Escrowed Shares, any claims shall be satisfied first from the Escrowed Shares and then from such cash or other assets.


                            ARTICLE III. RECEIVABLES

         3.1 Collection of Receivables. After Closing, Surviving Corporation will proceed to collect the Receivables. Shareholders shall provide such assistance in the collection process as Surviving Corporation or Parent may reasonably request. If, within 180 days following Closing, Surviving Corporation has collected less than the amount of the Receivables reflected in the Interim Financial Statements (as such term is defined in paragraph 4.4(1)) in excess of the reserves also therein set forth (such event being a "Receivables Shortfall"), (a) the Merger Consideration shall be reduced by the amount of such shortfall in accordance with Section 2.3 hereof, and (b) any Receivables subject to a Receivables Shortfall shall be assigned to Shareholders in the amount of each such shortfall, provided that such Receivables relate to facilities which are not ongoing clients of the Business or to private (non-facility) payors.


                  ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As a material inducement to Parent and Capstone Sub to enter into this Agreement and to consummate the transactions contemplated hereunder, Shareholders hereby jointly and severally represent and warrant to Parent and Capstone Sub, which representations and warranties shall be true and correct on the date of Closing, as follows:

         4.1 Organization, Qualification and Authority. Company is a corporation duly organized and validly existing in the State of California, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction. Since the date of its organization and incorporation, Company has consistently observed and operated within the corporate formalities of the jurisdiction in which it is incorporated, and has consistently observed and complied with the general corporation law of such

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jurisdiction except where the failure to do so would not have a material adverse effect on the Company. Company has full power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated; to carry on its business as it is now being conducted; and is duly qualified to do business and is in good standing in the jurisdiction where the Business is conducted. Company owns no capital stock, security, interest or other right, or any option or warrant convertible into the same, of any corporation, partnership, joint venture or other business enterprise. Company and Shareholders have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of each such party hereby, and to take all actions necessary, in their respective capacities, to permit or approve the actions of Company and Shareholders taken in connection with this Agreement. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Company and Shareholders, have been duly authorized by all necessary action on the part of such parties. This Agreement and all other agreements and documents executed in connection herewith by Company and/or Shareholders, upon due execution and delivery thereof, shall constitute the valid and binding obligations of Company and/or Shareholders, as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity. Dennis Portaro and Sandra Portaro are the sole trustees of the Trust.

         4.2 Capitalization and Stock Ownership. Except for Shareholders, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock or other security of Company. The Stock, being 1,000 shares, no par value, of common stock, constitutes all issued and outstanding securities of Company, is duly authorized, validly issued, fully paid and nonassessable, and is owned free and clear of any liens, charges, encumbrances, security interests, pledges or any other restrictions whatsoever. At Closing, Company shall have no outstanding subscriptions, options, warrants, calls, contracts, convertible securities or other instruments, agreements or arrangements of any nature whatsoever under which Company is or may be obligated or compelled to issue any capital stock, security or equity interest of any kind, or to transfer or modify any right with respect to any capital stock, security or other equity interest, and no one has any pre-emptive rights, right of first refusal or similar rights with respect to the Stock or any equity interest in Company. Neither Company nor Shareholders are a party to any, and there exist no, voting trusts, stockholder agreements, pledge agreements or other agreements relating to or restricting the transferability of any shares of the Stock or equity interests of Company. The Stock has been issued in accordance with all applicable federal and state securities laws.

         4.3 Absence of Default. Except as set forth on Exhibit 4.3 attached hereto, the execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Company and

Shareholders will not constitute a violation of, or be in conflict with, will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting Company or its Business or rights in the Stock, result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Stock, or otherwise adversely affect Parent, Surviving Corporation or the Business under: (a) any term or provision of the Charter or Bylaws of Company; (b) any material contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Company and/or Shareholders are a party or by which Company, Shareholders, Stock or the Assets are bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Company, either of the Shareholders, Stock and/or the Assets are subject.

         4.4 Financial Statements.

                  (1) Attached hereto as Exhibit 4.4 are true and correct copies of Company's unaudited balance sheets as of November 30, 1995, and its unaudited income statements for the year then ending (the "Fiscal Year Financial Statements"), and the internally prepared interim unaudited balance sheet and income statement of Company for the nine (9) month period ended August 31, 1996 (the "Interim Financial Statements" which with the Fiscal Year Financial Statements shall be the "Financial Statements"). The Financial Statements are based on the books and records of Company and present fairly the financial position of Company as of, and the results of its operations for, the periods specified.

                  (2) Shareholders shall fully and readily cooperate with Parent in Parent's attempt to perform an audit of Company for any period prior to Closing not already audited.

         4.5 Operations Since August 31, 1996 . Except as set forth on Exhibit
4.5 attached hereto, since August 31, 1996, there has been no:

                  (1) material change in the condition, financial or otherwise (including, without limitation, major loss of customers), which has, or could reasonably be expected to have, a material adverse effect on any of the Assets, the Business or in the results of the operations of the Company;

                  (2) material loss, damage or destruction of or to any of the Assets, whether or not covered by insurance;

                  (3) the imposition of any lien, charge or encumbrance on, any portion of the Assets, other than those made in the ordinary course of business;

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
                  (4) increase in the compensation payable by Company to Shareholders, directors, independent contractors, agents, or, other than in the ordinary course of business, employees, or increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, directors, independent contractors or agents of Company;

                  (5) cumulative net operating loss incurred in the operation of the Business;

                  (6) adjustment or write-off of Receivables or reduction in reserves for Receivables except as made known to and agreed to by Parent;

                  (7) change in the accounting methods or practices employed by Company or change in adopted depreciation or amortization policies;

                  (8) issuance or sale by Company, or contract or other commitment entered into by Company or Shareholders for the issuance or sale, of any shares of capital stock or securities convertible into or exchangeable for capital stock of Company;

                  (9) payment by Company of any dividend, distribution or extraordinary or unusual disbursement to Shareholders or their affiliates or expenditure or intercompany payable in an aggregate amount greater than $25,000.00;

                  (10) sale, transfer, pledge, mortgage or other disposition of any of the Stock or the Assets (except inventory and equipment held for rent in the ordinary course of business and consistent with Company's past practice); merger, consolidation or similar transaction; or, since November 22, 1996, solicitation by Shareholders or Company therefor;

                  (11) other than in the ordinary course of business, security interest, guarantee or other encumbrance, obligation or liability, in each case whether absolute, accrued, contingent or otherwise, or whether due or to become due, incurred or paid by Company to any person or entity; or the making by Company of any loan or advance to, or an investment in, any person or entity;

                  (12) [RESERVED.]

                  (13) strike, work stoppage or other labor dispute of the Company adversely affecting the Business; or

                  (14) other than in the ordinary course of business, any termination, waiver or cancellation of any rights or claims of Company, under any material contract or otherwise, it being understood that all contracts pursuant to which Company provides goods and/or services are, without limitation, material hereunder.

         Further, since August 31, 1996, neither the Shareholders nor any of their family members or affiliates have received any compensation, benefits or distributions from Company, whether as salary, bonus, fees, dividends or any other form of compensation, other than, as to Shareholders, amounts not greater than the amount of compensation and benefits contemplated pursuant to the agreement referenced in paragraph 9.7.

         4.6 Absence of Certain Liabilities. Except as set forth in the Interim Financial Statements, Company has, and as of the Closing will have, no contingent liabilities or obligations that are included in the Continuing Liabilities.

         4.7 Employment Discrimination. Except as disclosed in Exhibit 4.7 attached hereto, no person or party (including, without limitation, any governmental agency) has asserted, or to the knowledge of the Company or Shareholders, has threatened to assert, any claim for any action or proceeding, against Company (or any officer, director, employee, agent or Shareholders of Company) arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, or the Americans With Disabilities Act). The claims disclosed in
Exhibit 4.7 are part of the Excluded Items (as defined in section 6.11 hereof).

         4.8 Licenses and Permits.

                  (1) Except as set forth on Exhibit 4.8(1) Company has all material local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, the "Licenses and Permits") necessary for Company to occupy, operate and conduct the Business, and there does not exist any waivers or exemptions relating thereto. There is no material default on the part of Company or Shareholders under any of the Licenses and Permits. Subject to the effect of this transaction, to the knowledge of the Company or Shareholders, there exist no material grounds for revocation, suspension or limitation of any of the Licenses or Permits. Copies of each of the Licenses and Permits are attached to and listed on Exhibit 4.8(1) attached hereto. The most recent licensure surveys, deficiency reports and plans of correction related to each of these items has also been included in Exhibit 4.8(1). Company is, and at the time of Closing will be, licensed by the regulatory bodies listed on Exhibit 4.8(1). No notices have been received by Company or Shareholders with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits.

                  (2) Company is not required to have any certificates of need or similar authorizations in order to operate the Business.

                  (3) Each employee of Company has all material Licenses and Permits required for each such employee to perform such employee's designated functions and duties for Company in connection with conducting the Business, and there exists no waivers or exemptions relating thereto. To the knowledge of the Company or Shareholders, there is no default under, nor does there exist any grounds for revocation, suspension or limitation of, any such Licenses and Permits.

         4.9 Medicare, Medicaid and Other Third-Party Payors.

                  (1) Company participates in the Medicare and Medicaid Programs (collectively, the "Programs"). A list of and copies of its existing Medicare and Medicaid contracts and other documentation evidencing such participation (collectively, the "Program Agreements") are included in Exhibit 4.12 attached hereto. Company is, and will be at the time of Closing, in full compliance with all of the material terms, conditions and provisions of the Program Agreements.

                  (2) No notice of any offsets against future reimbursements under or pursuant to the Programs has been received by either Company or Shareholders, nor, to the knowledge of Company or Shareholders, is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to recoup past or present reimbursements with respect to the Programs. Company has not been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has either Company or Shareholders received notice of any pending, threatened or possible decertification or other loss of participation in, any of the Programs.

                  (3) Company currently has contractual arrangements with Blue Cross and other third party Payors. A list of and copies of its existing Blue Cross contract(s) and other third party payor contract(s) are included in
Exhibit 4.12 attached hereto. Company is, and will be at the time of Closing, in full compliance with all of the material terms, conditions and provisions of such contracts.

                  (4) All material liabilities and contractual adjustments of Company under any third party payor or reimbursement programs have been properly reflected and adequately reserved for in the Financial Statements. In the event that, following Closing, Parent or Surviving Corporation suffers any offsets against any reimbursement under any third-party payor or reimbursement programs due to Parent or Surviving Corporation relating to the periods on or prior to the Closing, then Shareholders shall immediately pay to Parent the amounts so offset, with interest at a rate equal to eight percent (8%) per annum.

         4.10 Compliance with Zoning, Land Use and Other Laws; Easements. To the knowledge of Company or Shareholders, none of the Real Estate is in violation of any material zoning, public health, building code or other similar laws applicable thereto or to the ownership, occupancy and/or operation thereof, nor does there exist any waivers or exemptions relating to the Real Estate with respect to any non-conforming use or other zoning or building codes matters. To the knowledge of Company or Shareholders, the Company has all material easements and permits necessary to continue operation of the Business, copies of which are set forth in Exhibit
4.10 attached hereto.

         4.11 Assets and Liabilities.

                  (1) Company is the sole legal and beneficial owner of the personal property included in the Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in the title, encroachments, and other encumbrances, except as set forth in the Leases and Contracts. The Assets are all the assets set forth on the Interim Financial Statements or used in the operation of the Business.

                  (2) Company does not own any real property. The descriptions of the Real Estate (as defined herein) contained in Exhibit 4.11(3)(a) are accurate and such descriptions include all real property leased by Company and used in connection with the Business or set forth on the Interim Financial Statements. Company is in lawful possession of all of the Real Estate, including, without limitation, the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens and other encumbrances or restrictions that are related to or impair the Assets or the Business. Additionally, subject to any action required of Parent or its affiliates, the Merger as contemplated by the terms of this Agreement once effected as contemplated hereunder, will vest in the Parent, either directly or indirectly through Surviving Corporation, the lawful right to possess and use the leased Real Estate, superior in right to all others.

                  (3) At Closing the Company shall own or lease, as specified, all assets, tangible and intangible, real and personal, that are necessary or that it uses to operate the Business as currently conducted (collectively, the "Assets"), free and clear of all encumbrances, mortgages, pledges, liens, security interests, obligations and liabilities other than the Continuing Liabilities (as defined in paragraph 4.11(4)), which Assets shall include, without limitation, the following:

                           (a) All of the Company's right, title and interest in and to all of the land and real estate owned or leased by the Company and used in connection with the Business as listed in Exhibit 4.11(3)(a) attached hereto and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto (collectively, the "Real Estate");

                           (b) All tangible personal property, medical and other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor used in connection with the Business including, without limitation, the items listed on Exhibit 4.11(3)(b) attached hereto (collectively, the "Equipment and Furnishings");

                           (c) All inventory of goods and supplies used or maintained in connection with the Business, including, without limitation, those reflected on the Financial Statements, except as disposed of in the ordinary course of business (collectively, the "Inventory");

                           (d) All accounts and notes receivables of the Company (the "Receivables");

                           (e) All cash, bank accounts (as listed by name and address of banking institution, account name and account and routing numbers on Exhibit 4.11(3)(e) attached hereto), money market accounts, other accounts, certificates of deposit and other investments of the Company (the "Cash and Cash Equivalents");

                           (f) All patient, medical, personnel, corporate and other records related to the Business (including both hard and microfiche copies), and all manuals, books and records used in operating the Business, including, without limitation, personnel policies and files and manuals, accounting records, and computer software;

                           (g) Except as set forth on Exhibit 4.8(1), to the full extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises necessary to operate and conduct the Business, and all waivers which the Company currently has, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

                           (h) All goodwill, and, to the extent assignable by the Company, all warranties (express or implied) and rights and claims related to the Assets or the operation of the Business;

                           (i) All prepaid expenses including those reflected on the Financial Statements except where used in the ordinary course of business;

                           (j) Contract and leasehold rights and interests pursuant to contracts for purchase or lease of personal property, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished in connection with the Business and that are approved by Parent (as such term is defined herein);

                           (k) All intangible or intellectual property owned, leased, licensed or possessed by either the Company or the Shareholders and utilized in connection with the Business, including without limitation, the names "Portaro Pharmacy," "Clinical Care" and derivatives thereof, to the extent the Company or either of the Shareholders has rights in or to each such name; and

                           (l) All equity interests in Company and all corporate, fiscal and other records pertaining to Company or the Business and all of Company's right, title and interest in any partnerships, joint ventures or similar arrangements.

                  (4) At Closing, Surviving Corporation will retain and agree to pay or perform, as the case may be, only (a) those obligations constituting working capital liabilities incurred in the ordinary course of business, long term and interest bearing debt which Surviving Corporation expressly elects to retain as specifically set forth on Exhibit 4.11(4) attached hereto, (b) those obligations constituting working capital liabilities incurred in the ordinary course of business on and after the Transaction Effective Date and (c) those obligations arising on and after the Transaction Effective Date under those Leases and Contracts (as defined in paragraph 4.12) which Surviving Corporation expressly elects to retain (collectively, the "Continuing Liabilities").

                  (5) Except for the Continuing Liabilities, neither Parent nor Surviving Corporation is assuming any debt, liability or obligation of the Company or of any Shareholders and it is expressly agreed and understood by each of the parties to this Agreement that after the Closing Surviving Corporation shall not retain or be liable for, any debt, liability or obligation of Company prior to the Closing or of Shareholders of any type or description whatsoever, whether related or unrelated to the Stock, the Business or the transactions contemplated under this Agreement and that Shareholders shall be liable and responsible for the payment or performance, as the case may be, of all debts, liabilities, obligations, contracts, leases, notes payable, accounts payable, commitments, agreements, suits, claims, indemnities, mortgages, taxes, contingent liabilities and other obligations of Company arising prior to Closing and of Shareholders including, without limitation, recapture or prior period adjustments under Medicare, Medicaid and Blue Cross, all impositions of income tax and other taxes; all employee wages, salaries and benefits including, without limitation, COBRA and WARN obligations, accrued vacation and sick pay, and other accrued employee benefits including rights of Company's retirees to participate in medical plans.

                  (6) Shareholders hereby jointly and severally represent and warrant that the value of their aggregate "total assets," as such term is defined in Rules, Regulations, Statements and Interpretations under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (16 C.F.R. 801 et seq.), does not equal or exceed $10,000,000.00.

         4.12 Leases and Contracts.

                  (1) Exhibit 4.12(1) attached hereto sets forth a complete and accurate list of all contracts, including the Program Agreements, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to the Business, Stock or any Asset or any interest therein, to which Company and/or Shareholders are a party or by which Company, the Assets or the Business is bound or affected, including, without limitation, service contracts, management agreements, equipment leases and building leases pertaining to any part of the Real Estate (collectively, the "Leases and Contracts"). Accurate and complete copies of all written Leases and Contracts have been made available to Parent and written summaries of key terms of all oral Leases and Contracts are attached to Exhibit 4.12(1).

                  (2) Since September 30, 1996, none of the Leases and Contracts has been modified, amended, assigned or transferred, and each is in full force and effect and is valid, binding and enforceable against the Company and, to the knowledge of Company or Shareholders, any other party thereto, in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

                  (3) Except as set forth on Exhibit 4.12(3) attached hereto, no event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by Company or, to Company's or Shareholders' knowledge, by any party under any of the Leases and Contracts. There are no counterclaims or offsets under any of the Leases and Contracts.

                  (4) There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts (except for those that result from or relate to leased Assets or those set forth on Exhibits 4.11(4)).

                  (5) No purchase commitment by Company is in excess of Company's ordinary business requirements as now projected.

                  (6) Except as set forth in Exhibit 4.3 attached hereto, subject to any action required of Parent or its affiliates, the Merger will not default, alter or terminate any of the Leases and Contracts, and Parent, directly or through Surviving Corporation, will be entitled to all rights thereunder.

         4.13 Environmental Matters.

                  (1) Hazardous Substances. As used in this Paragraph, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including but not limited to those substances, materials, and wastes defined in Paragraph 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or which are regulated under any other Environmental Law (as such term is defined herein), and any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances (other than naturally occurring materials in place), flammables and explosives.

                  (2) Compliance with Laws and Regulations. All operations or activities upon, or any use of occupancy of the Real Estate, or any portion thereof, by Company, any Affiliates of Company (wherein the term "Affiliates" shall mean any person or entity controlling, controlled by or under common control at any time with Company, and the term "control" shall mean the power, directly or indirectly to direct the management or policies of such person or entity), and any agent, contractor or employee of any agent or contractor of Company or its Affiliates ("Agents"), or any tenant or subtenant of Company of any part of the Real Estate is and has been in compliance with any and all laws, regulations, orders, codes, judicial decisions, decrees, licenses, permits and other applicable requirements of governmental authorities with respect to Hazardous Substances, pollution or protection of human health and safety (collectively, "Environmental Laws"), including but not limited to the release, emission, discharge, storage and removal of Hazardous Substances. The Company, Affiliates and Agents have kept the Real Estate free of any lien imposed pursuant to Environmental Laws. To the knowledge of Company and Shareholders, all prior owners, operators and occupants of the Real Estate complied with Environmental Law. Except for uses and storage or presence of Hazardous Substances reasonably necessary or incidental to the customary operation of a business similar to the Business, as appropriate which, if required, was duly licensed or authorized by appropriate governmental authorities or otherwise permitted by Environmental Law, and which complies with Environmental Law:

                           (a) Except as set forth on Exhibits 4.13(2)(a) attached hereto, neither Company nor its Affiliates or Agents have allowed the use, generation, treatment, handling, manufacture, voluntary transmission or storage of any Hazardous Substances over, in or upon the Real Estate, nor, to the knowledge of Company or Shareholders, has the Real Estate ever been used for any of the foregoing.

                           (b) Neither Company nor its Affiliates or Agents have installed or knowingly permitted to be installed, in or on the Real Estate friable asbestos or any substance containing asbestos in condition or amount deemed hazardous by Environmental Law.

                           (c) Company has not at any time engaged in or knowingly permitted any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances, at, on, in or about the Real Estate, or any portion thereof that would subject the Real Estate or Parent to clean-up obligations imposed by governmental authorities.

                           (d) To the knowledge of Company or Shareholders, none of the Real Estate, nor any part thereof, nor Company, nor Denis Portaro (but only with regard to the San Marino property): (i) has either received or been issued a notice, demand, request for information, citations, summons or complaint regarding an alleged failure to comply with Environmental Law, or (ii) is subject to any existing, pending, or, to the knowledge of Company or Shareholders, threatened investigation or inquiry by any governmental authority for noncompliance with, or any remedial obligations under Environmental Law, and, except as set forth on Exhibit 4.13(2)(a) attached hereto, there are no circumstance known to Company or Shareholders which is likely to serve as a basis therefor. The Company has not explicitly assumed any liability of a third party for clean-up under or noncompliance with Environmental Law.

                           (e) Neither the Company nor its Affiliates or Agents have transported or arranged for the transportation of any Hazardous Substances to any location which is listed or, to the knowledge of Company and Shareholders, proposed for listing under Environmental Law or is the subject of any enforcement action, investigation or other inquiry under Environmental Law.

                  (3) Other Environmental Matters. To the knowledge of Company and Shareholders, there are no underground storage tanks on any portion of the Real Estate, and the Real Estate is free of dangerous levels of naturally-emitted radon. To the knowledge of Company and Shareholders, no portion of the Real Estate has ever been used as a landfill. Company has furnished to Parent a copy of any environmental audit, study, report or other analysis on the Real Estate, which Company or its Affiliates obtained or was furnished.

                  (4) Notice. Company and Shareholders shall promptly notify Parent in writing of any order, receipt of any notice of violation or noncompliance with any Environmental Law, any threatened or pending action or any claims made by any third party of which either is aware relating to Hazardous Substances on, emanations on or from, releases on or from, any of the Real Estate which relate to the period prior to Closing; and shall promptly furnish Parent with copies of any written correspondence, notices or legal pleadings and written summaries of any oral communications or notices in connection therewith. If, and only if, required by law or the failure to do so would impose liabilities on Parent or the Assets, Parent shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Real Estate. Parent shall give Shareholders prior or simultaneous notice of such notification.

         4.14 Miscellaneous Representations Relating to Real Estate.

                  (1) To the knowledge of Company and Shareholders, no part of the Real Estate is currently subject to condemnation proceedings and no condemnation or taking is threatened or contemplated. To the knowledge of Company and Shareholders, there are no public improvements which may result in special assessments against or otherwise affect the Real Estate. There are no facts known to either Company or Shareholders that would adversely affect the possession, use or occupancy of the Real Estate.

                  (2) Attached as Exhibit 4.14 are complete copies of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies, surveys and other documents which have been prepared by or at the direction of Company or Shareholders within the last five
(5) years relating to any of the Assets.

                  (3) To the knowledge of Company and Shareholders, all utilities serving the Real Estate are adequate to operate the Real Estate in the manner it is currently operated and all utility lines, pipes, hook-ups and wires serving the Real Estate are located within recorded easements for the benefit of the Real Estate. To the knowledge of Company and Shareholders, there are no encroachments upon the Real Estate and no encroachment of any improvements to the Real Estate onto adjacent property. To the knowledge of Company and Shareholders, none of the improvements to the Real Estate violate set-back, building or side lines, nor do they encroach on any easements located on the Real Estate.

                  (4) To the knowledge of Company and Shareholders, all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate and the facilities of the Business are installed and operating and are sufficient to enable the Real Estate and the facilities of the Business to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges accrued to date have been fully paid. Company has received no written recommendation from any insurer to repair or replace any of the Assets with which Company has not complied.

         4.15 Litigation. In the last twelve (12) months, neither Company nor Shareholders have received written notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to the Medicare and Medicaid programs, Food and Drug Administration, Drug Enforcement Administration, state controlled substance agencies and boards of pharmacy, environmental protection, civil rights, public health and safety and occupational health). Except as set forth in Exhibit 4.15 attached hereto (for which neither Parent nor Surviving Corporation assumes any liability), there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to the knowledge of Company and Shareholders, threatened involving Company, Shareholders, any of the Assets or the Business.

         4.16 Company Employees. Exhibit 4.16 attached hereto sets forth: (a) a complete list of all of the Company's employees, and rates of pay, (b) true and correct copies of any and all fringe benefits and personnel policies (which policies have been made available to Parent in lieu of attachment hereto), (c) the employment dates and job titles of each such person, and (d) categorization of each such person as a full-time or part-time employee of Company. For purposes of this paragraph, "part-time employee" means an employee who is employed for an average of fewer than twenty hours per week or who has been employed for fewer than six (6) of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. Section 2102 et seq.

Except as provided in Exhibit 4.12, Company has no employment agreements with its employees and all such employees are employed on an "at will" basis. Exhibit
4.16 lists all ex-employees of Company utilizing or eligible to utilize COBRA (health insurance). Shareholders agree to jointly and severally indemnify and hold Parent and Surviving Corporation harmless from and against any and all claims of employees, whenever made, relating to their employment by Company through Closing. As of the Closing, Company has adequately accrued all salaries and wages, related payroll taxes and all sick leave, holiday, vacation benefits, retirement and other fringe benefits that have accrued to Company employees through the Closing Date, including related payroll taxes.

         4.17 Labor Relations. Company is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates Company to compensate Company's employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. Except as set forth on Exhibit 4.7 attached hereto, there is no pending or, to the knowledge of Company and Shareholders, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Company and any present or former employee(s) of Company. There is no pending or, to the knowledge of Company and Shareholders, threatened suit, action, investigation or claim between Company and any present or former employee(s) of Company. To Shareholders' and Company's knowledge, there has not been any labor union organizing activity at any location of Company, or elsewhere, with respect to Company's employees within the last three years.

         4.18 Insurance. Company has in effect and has continuously maintained insurance coverage for all of its operations, personnel and assets, and for the Assets and the Business in reasonable types and amounts for its type of business. A complete and accurate list of all such insurance policies is included in Exhibit 4.12. Exhibit 4.18 attached hereto includes a certificate of insurance provided by the Company's insurance company depicting Company's current insurance coverage (listing type, carrier and limits). Exhibit 4.18 also includes a list of any pending insurance claims relating to Company. Shareholders agree to jointly and severally indemnify and hold Parent and Surviving Corporation harmless from and against such pending insurance claims to the extent such claims are not satisfied by Company's insurance policies. Company is not in material default or breach with respect to any provision contained in any such insurance policies, nor has Company failed to give any notice or to present any claim thereunder in due and timely fashion.

         4.19 Broker's or Finder's Fee. Except as to the Geneva Corporate Finance, Inc., to which the Shareholders shall be solely responsible for payment of any and all fees and expenses, neither Company nor Shareholders have employed, or are liable for the payment of any fee to, any finder, broker, consultant or similar person in connection with the transactions contemplated under this Agreement.

         4.20 Conflicts of Interest. None of the following is either a supplier of goods or services to Company, or directly or indirectly controls or is a director, officer, employee or agent of any corporation, firm, association, partnership or other business entity that is a supplier of goods or services to
Company: (a) either of the Shareholders (except with regard to the lease between Company and Denis Portaro for the San Marino property), (b) any director or officer of Company, or (c) any entity under common control with Company or controlled by or related to Shareholders.

         4.21 Intellectual Property. All material trademarks, service marks, trade names, patents, inventions, processes, copyrights and applications therefor, whether registered or at common law (collectively, the "Intellectual Property"), owned by Company are listed and described in Exhibit 4.21 attached hereto. No proceedings have been instituted or are pending or, to the knowledge of Company and Shareholders, threatened which challenge the validity of the ownership by Company of any such Intellectual Property. Company has not licensed anyone to use any such Intellectual Property, and neither Company nor Shareholders have any knowledge of the use or the infringement of any of such Intellectual Property by any other person. To Company's and Shareholders' knowledge, Company owns or possesses adequate and enforceable licenses or other rights to use all Intellectual Property now used in the conduct of its Business as and where currently operated.

         4.22 Inventories. The Inventory is and on Closing will be of a quality and quantity previously used by Company in the ordinary course of business determined and valued consistent with Company's past practice and containing no significant amount of excess, dated or obsolete inventory. The Inventory is properly valued at the lower of third party acquisition cost or market value on a first-in/first-out basis in accordance with generally accepted accounting principles consistently applied. Since the date of the Interim Financial Statements, Company has not decreased or substituted its items of Inventory other than in the ordinary course of business. Company has fairly represented the nature and extent of the Inventory to its outside accountants on a consistent basis and in the exercise of good faith.

         4.23 Motor Vehicles. All motor vehicles used in the Business, whether owned or leased, are listed in Exhibit 4.11(3)(b) attached hereto. All such vehicles are properly licensed and registered in accordance with applicable law.

         4.24 Employee Benefit Plans.

                  (1) Welfare Benefit Plans. Exhibit 4.24(1) attached hereto contains a true, accurate and complete list of each "employee welfare benefit plan" (as defined in Paragraph 3(1) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA")) maintained by Company or to which Company contributes or is required to contribute (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). Copies of all Welfare Benefit Plans have previously been provided to Parent.

                  (2) Pension Benefit Plans. Exhibit 4.24(2) attached hereto contains a true and complete list of each "employee pension benefit plan" (as defined in Paragraph 3(2) of ERISA) maintained by Company, to which Company contributes or is required to contribute, or which covered employees of Company during the period of their employment with any predecessor of Company, including any multi-employer pension plan as defined under Internal Revenue Code of 1986, Paragraph 414(f) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). Copies of all Pension Benefit Plans have previously been provided to Parent.

                  (3) Liabilities. Except to the extent accrued as a Continuing Liability, there are no unfunded liabilities under any Welfare Benefit Plan or Pension Benefit Plan. Neither Parent nor Surviving Corporation shall be liable or responsible for any debt, obligation, responsibility or liability under any such plans related to periods prior to Closing. However, such benefit plans for Company's employees as in effect immediately prior to Closing shall be continued by Parent and Surviving Corporation for a minimum of three (3) months following Closing and, at Shareholders' option, for a period of an additional three (3) months for those key employees identified on Exhibit 4.24(3) attached hereto (the "Key Employees"). Except to the extent accrued as a Continuing Liability, shareholders hereby jointly and severally assume liability under such plans for all claims due and unpaid at Closing and for all claims incurred before Closing, whether or not paid or presented before Closing.

                  (4) Termination of Participation. Subject to the provisions of
Section 4.24(3), upon Closing, Company shall cease to be a participating employer under all Pension Benefit Plans and Welfare Benefit Plans maintained by Company, and any such action by Company shall in no way diminish Shareholders' obligations to Parent and Surviving Corporation.

         4.25 Compliance with Healthcare and Other Laws. Company has not made any kickback, bribe or payment to any person or entity, directly or indirectly, for referring, recommending or arranging business or patients with, to or for Company which action could have a material adverse effect on the Business. No bulk sales or similar statute applies to the transactions contemplated under this Agreement. None of the Leases and Contracts and no activity of Company violates Section 1877 of the Social Security Act or any similar provision of applicable state law in any material respect. None of the Leases and Contracts and no activity of Company violates provisions of applicable state law relating to the corporate practice of medicine in any material respect. The Company is in compliance (without obtaining waivers, variances or extensions) with, all federal, state and local laws, rules and regulations which relate to the operations of the Business, except where the failure to be in compliance could not have a material adverse effect on the Business. All healthcare, tax and other returns, reports, plans and filings of any nature required to be filed by Company prior to Closing with any federal, state or local governmental authorities and any third party payors have been properly completed, except where the failure to be so completed or filed could not have a material adverse effect on the Business, and timely filed in compliance with all applicable requirements. Each return, report, plan and filing contains no materially untrue or misleading statements and does not omit anything which would cause it to be misleading or inaccurate in any material respect. Shareholders shall retain and be responsible, for any liability incurred, and Shareholders shall be entitled to receive any refund or other benefit which may result from the same in connection with any such return, report, plan and filing.

         4.26 Condition of Assets. The Equipment and Furnishings are all of the "Equipment" reflected on the Interim Financial Statements, other than those items sold and replaced in the ordinary course of business. All components of all of the Equipment and Furnishings material to the Business (a) perform the functions they are supposed to perform, and (b) except for ordinary wear and tear, are otherwise in good working order. Within the last 24 months, the Company has received no written recommendation from any insurer to repair or replace any of the Assets with which the Company has not complied. Since September 30,1996, the Business has been operated in conformity with the methods and procedures observed and utilized during the two year period immediately preceding September 30, 1996, and, since September 30, 1996 and except as required in the ordinary and usual course of the Business, no assets have been removed, distributed, assigned or paid by or from Company or Shareholders.

         4.27 WARN Act. Since ninety (90) days prior to Transaction Effective Date, Company has not temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN.

         4.28 Tax Returns; Taxes. Company has filed all federal, state and local tax returns and tax reports required by such authorities to be filed as of the time of Closing. Company and Shareholders have paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due as of the time of Closing (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls) by any federal, state or local authority. Additionally, the reserves for taxes reflected in the Financial Statements are adequate to cover all tax liabilities required to be accrued as of the respective dates thereof. There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the knowledge of Company and Shareholders, threatened against Company or Shareholders by any federal, state or local authority; and Company and/or Shareholders have not been granted any extension of the limitation period applicable to any tax claims.

         4.29 Asset Value; EBITDA and Net Revenues. The aggregate net book value of the Assets, as recast in the Geneva Companies' Confidential Business Review of the Companies (the "Geneva Review"), owned by Company and the Related Company at Closing less the Continuing Liabilities shall be no less than Three Million Four Hundred Fifty Two Thousand Dollars ($3,452,000.00). Shareholders make no representations or warranties other than those contained in this Agreement and the Exhibits attached hereto. Other than as expressly provided herein, Shareholders make no representations or warranties in connection with any materials furnished or statements made in, in connection with, or related to the Geneva Review. For the nine (9) month period ended at August 31 with respect to the Company and September 30, 1996 with respect to the Related Company, Company and the Related Company, shall have achieved aggregate earnings before interest, taxes, depreciation and amortization ("EBITDA"), recast to include the expense assumptions found in the Geneva Review, of no less than One Million Six Hundred Seventy Seven Thousand Dollars ($1,677,000.00) (the "EBITDA Target"), and net revenues of no less than Twenty One Million One Hundred Sixty Four Thousand Dollars ($21,164,000.00). Parent accepts the Geneva adjustments and as of Closing has no knowledge of any basis for an EBITDA shortfall.

         4.30 No Omissions or Misstatements. None of the representations, warranties, covenants or other information in this Agreement and Exhibits hereto, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made.


               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT

         As an inducement to Shareholders and Company to enter into this Agreement and to consummate the transactions contemplated herein, Parent hereby represents and warrants to Shareholders and Company, which representations and warranties shall be true and correct on the date of Closing, as follows:

         5.1 Organization, Qualification and Authority. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Capstone Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of Parent and Capstone Sub has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Each of Parent and Capstone Sub has the full right, power and authority to execute, deliver and carry out the Merger and the terms of the Merger and this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Parent and Capstone Sub, respectively, hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Parent and/or Capstone Sub has been duly authorized by all necessary corporate action on the part of Parent and/or Capstone Sub. No other action on the part of Parent or Capstone Sub or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement, and all other agreements and documents executed in connection herewith by Parent and/or Capstone Sub, upon due execution and delivery thereof, shall constitute the valid binding obligations of Parent, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity. No shareholder approval is required to effectuate the transactions contemplated hereunder. Parent and Capstone Subsidiary have all material licenses, permits and governmental approvals necessary to operate their businesses.

         5.2 Parent Reports. Parent has delivered to the Shareholders those filings with the Securities and Exchange Commission (collectively, the "Parent Reports") listed on Exhibit 5.2 hereto. The Parent Reports were complete, accurate and correct, in all material respects, when filed. The Parent Reports, when filed, did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make any of the statements therein not misleading in light of the circumstances in which they were made.

         5.3 Capstone Common Stock and Merger Consideration Stock. At Closing, the Capstone Common Stock, of which the Merger Consideration Stock is a part, being 33,843,025 shares, $.01 par value, will constitute all issued and outstanding common stock of Parent. At Closing, there will be outstanding no shares of preferred stock in Parent, warrants to purchase 1,668,158 shares of Capstone Common Stock, and options to purchase 3,013,500 shares of Capstone Common Stock. Upon issuance of the Merger Consideration Stock, all the Capstone Common Stock will be duly authorized, validly issued, fully paid and non assessable, and the Merger Consideration Stock will be free and clear of any liens, charges, encumbrances, security interests, pledges or any other restrictions whatsoever.

         5.4 S-3 Requirements. Parent meets all the eligibility requirements under the Federal Securities Laws necessary to enable it to use a Registration Statement on Form S-3 for the Merger Consideration Stock.

         5.5 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Parent and/or Capstone Sub will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of Parent's or Capstone Sub's assets (except in the ordinary course pursuant to Parent's existing credit agreement) under: (a) any term or provision of the Certificate of Incorporation or Bylaws of Parent and/or Capstone Sub; (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Parent and/or Capstone Sub is a party or by which Parent and/or Capstone Sub is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Parent and/or Capstone Sub is subject.

         5.6 Broker's or Finder's Fee. Except as to Adirondack Capital Advisors, LLC, to which Parent shall be solely responsible for payment of any and all fees and expenses, Parent has not employed and is not liable for the payment of any fee to any finder, broker, government official, consultant or similar person in connection with the transactions contemplated by this Agreement.

         5.7 No Omissions or Misstatements. None of the representations, warranties, covenants or other information in this Agreement and Exhibits hereto, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made.

         5.8 Financial Statements. Attached hereto as Exhibit 5.6 are true and correct copies of Parent's unaudited balance sheets as of September 30, 1996 and its unaudited income statements for the nine (9) months then ending (collectively, "Parent Financial Statements"). Since September 30, 1996, there has been no material change, financial or otherwise, in Parent's operations, which has had, or could reasonably be expected to have, a material adverse effect on the value of the Capstone Common Stock. The Parent Financial Statements are based on the books and records of Parent and present fairly, the financial position of Parent for the periods specified.


                        ARTICLE VI. COVENANTS OF PARTIES

         6.1 Access to Books and Records.

                  (1) Following the Closing, Parent and Surviving Corporation shall permit Shareholders' representatives (including, without limitation, their counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of the Business which relate to transactions or events occurring prior to the Closing. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Shareholders.

                  (2) Shareholders shall use their best efforts to cause Company's accounting firm to consent to the inclusion of the Financial Statements in any registration statements, private placement memoranda, and periodic reports, if any, necessary or appropriate in order to enable Parent or its affiliates to comply with any applicable registration or reporting requirements of federal or state securities laws.

                  (3) After Closing, Shareholders shall make the books and records of Company available to Parent and Surviving Corporation (and, without limitation, to Parent's and Surviving Corporation's auditors and other agents) and shall otherwise cooperate with Parent in order to permit Parent to conduct an audit of Company's financial statements for any period prior to Closing not already audited. Shareholders jointly and severally agree to cooperate with Parent in Parent's preparation of financial statements relating to such periods and Parent's filing in a timely manner of registration statements, private placement memoranda and periodic reports, if any, pursuant to any applicable federal or state securities law.

         6.2 Medicare and Medicaid Reporting. Until the Closing, Company shall have timely filed or caused to be filed all reports and claims of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid and Blue Cross. Company has paid or will pay all liabilities for contracted adjustments, discounts, refunds and other offsets in connection with the filing of such reports and claims through the date of Closing.

         6.3 Maintain Insurance Coverage. Company shall provide at Closing written evidence satisfactory to Parent that such insurance continues to be in effect, that all premiums due have been paid, and that Shareholders will take, immediately after Closing, all action to have Parent and Surviving Corporation named additional insureds since the date hereof.

         6.4 Excluded Items. Immediately prior to the effectuation of the Merger, Company shall transfer to the Shareholders all debts, liabilities and other obligations of any nature whatsoever, whether known or unknown, contingent or otherwise, other than the Continuing Liabilities, as specifically set forth in paragraph 4.11(4) (the "Excluded Items"). The parties acknowledge and agree that Company is not conveying to Parent or Surviving Corporation any of the Excluded Items and that, following closing, neither Parent nor Surviving Corporation will have any right, title, interest or obligation with respect to the Excluded Items.

         6.5 Registration Statement. Parent will file with the SEC by January 31, 1997, a Registration Statement on Form S-3 to register the Merger Consideration Stock. Parent shall take all appropriate action to cause all the Merger Consideration Stock to be the subject of an effective Registration Statement no later than March 31, 1997. In the event such Registration Statement is not declared effective at or prior to March 31, 1997, Shareholders shall be entitled to the Price Reconciliation as set forth in the Registration Rights Agreement.

         6.6 Registration Rights Agreement. Parent and Shareholder shall enter into a Registration Rights Agreement the form of which is attached hereto as
Exhibit 6.13.


         6.7 Tax Filings. Parent and Capstone Sub shall make such filings with their applicable tax returns subsequent to the Closing as are required under
Section 368 of the Internal Revenue Code and regulations promulgated thereunder necessary to Shareholders desired tax treatment provided therein.

                              ARTICLE VII. CLOSING

         7.1 Closing. If all of the conditions to Closing set forth in Articles VIII and IX hereof are satisfied, then the Closing shall occur on or by January 3, 1997 at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee, or at such other time or place as the parties may mutually agree (the "Closing"). In the event that Closing has not occurred by February 15, 1997, then any party not in default hereunder may terminate this Agreement without further obligation.


          ARTICLE VIII. COMPANY'S AND SHAREHOLDERS' CONDITIONS TO CLOSE

         The obligations of Company and Shareholders under this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived in writing by Company or Shareholders, in whole or in part):

         8.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Parent contained in this Agreement and in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all respects. Parent shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         8.2 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Company, Shareholders or Parent as a result of which Company or Shareholders reasonably and in good faith deem that to proceed with the transactions hereunder may constitute a violation of law.

         8.3 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, or (b) otherwise preventing consummation of such transactions. There shall have been no United States federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this paragraph.

         8.4 Employment Agreements. Parent and Denis Portaro shall have entered into an employment agreement in the form attached hereto as Exhibit 8.4.

         8.5 Simultaneous Closing. The Related Transaction shall close simultaneously with the Closing.

         8.6 Lease. Parent and Denis Portaro shall have entered into a lease regarding the San Marino property in the form attached hereto as Exhibit 8.6.

         8.7 Registration Rights Agreement. Parent and Shareholders shall have entered into a Registration Rights Agreement in the form attached hereto as
Exhibit 6.13.


           ARTICLE IX. PARENT'S AND CAPSTONE SUB'S CONDITIONS TO CLOSE

         The obligations of Parent and Capstone Sub under this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Parent, in whole or in part):

         9.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Shareholders and Company contained in this Agreement (including the Exhibits hereto) and in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all respects. Company and Shareholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

         9.2 Regulatory Approvals. Shareholders shall have assisted Parent in making all applications to obtain (a) certification for participation in the Medicaid Programs of the states where the Business is conducted, (b) certification from the appropriate agency of the federal government for participation in the federal Medicare Program, and (c) all other consents, licenses, permits, approvals, provider contracts or determinations necessary in the judgment of Parent to effectuate the Merger and to operate the Assets and Business as contemplated hereunder.

         9.3 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Company, Shareholders, Parent or Capstone Sub as a result of which Parent reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         9.4 Inspection of Assets; U.C.C. Searches, etc. Parent and its representatives shall have had and continue to have reasonable rights of inspection of the Business in connection with Parent's due diligence review, and the results of Parent's inspection and due diligence review shall be acceptable to it.

         9.5 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Parent or Capstone Sub to effectuate the Merger and hold the Stock or Assets, to operate the Business, or, in any case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this paragraph.

         9.6 Employment Agreements. Parent and Denis Portaro shall have entered into an employment agreement in the form attached hereto as Exhibit 8.4.

         9.7 Operating Targets. As of the date of Closing, Company and the Related Company shall meet the following minimum operating thresholds: (i) Company (for the nine (9) month period ended at August 31, 1996) and the Related Company (for the nine (9) month period ended at September 30, 1996 shall have achieved aggregate net revenues of no less than Twenty One Million One Hundred Sixty Four Thousand Dollars ($21,164,000.00); (ii) Company (for the nine (9) month period ended at August 31, 1996) and the Related Company (for the nine (9) month period ended at September 30, 1996) shall have achieved aggregate EBITDA, recast to include the expense assumptions found in the Geneva Review, of no less than One Million Six Hundred Seventy Seven Thousand Dollars ($1,677,000.00); and
(iii) since August 31, 1996, and except as required in the ordinary and usual course of the Business, no assets have been removed, distributed, assigned or paid by or from Company or Shareholders. With regard to any EBITDA Shortfall, Parent shall have the option of closing this transaction and applying an offset against the Merger Consideration, as described in Section 3.2 hereof.

         9.8 Value of Assets. As of the date of Closing, the aggregate Net Equity of the Company and the Related Company (being the aggregate net book value of the Assets of the Company and the Related Company (as "Assets" is defined herein and in the Related Merger Agreement, and as such Assets are recast in the Geneva Companies' Confidential Business Review of the Companies (the "Geneva Review")), minus the aggregate Continuing Liabilities of the Company and the Related Company (as "Continuing Liabilities" is defined herein and in the Related Merger Agreement) at Closing shall be no less than Three Million Four Hundred Fifty-Two Thousand Dollars ($3,452,000.00). The Assets shall be free and clear of all liabilities and encumbrances whatsoever other than the Continuing Liabilities.

         9.9 Third Party Consents; Releases. Shareholders and Company shall provide to the Parent all third party consents, releases and authorizations believed by Parent to be necessary or advisable for the legal and proper consummation of all agreements and transactions contemplated within this Agreement, each in form and substance acceptable to Parent.

         9.10 Approval of Board of Directors. This Agreement and consummation of the transactions contemplated hereunder shall have been approved by the Board of Directors of Parent.

         9.11 Beds. Company and the Related Company shall be servicing under valid contracts with facilities (such contracts to be acceptable to Parent) an aggregate of not less than Eighteen Thousand (18,000) beds.

         9.12 Simultaneous Closing. The Related Transaction shall close simultaneously with the Closing.

         9.13 Registration Rights Agreement. Parent and Shareholders shall have entered into a Registration Rights Agreement in the form attached hereto as
Exhibit 6.13.



          ARTICLE X. OBLIGATIONS OF COMPANY AND SHAREHOLDERS AT CLOSING

         At Closing, Company and Shareholders shall deliver or cause to be delivered to Parent the following in form and substance reasonably satisfactory to Parent:

         10.1 Documents Relating to Title. Shareholders shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to
Parent:

                  (1) Stock certificates, registered in the name of the Shareholders, duly endorsed by Shareholders or with stock powers attached, representing all of the Stock.

                  (2) The resignation of each member of the Board of Directors and each officer of Company effective as of the Closing.

                  (3) Executed Certificate of Merger.

         10.2 Possession. Company shall deliver to Parent full possession and control of the Stock, Business and Assets.

         10.3 Opinion of Counsel. Shareholders shall deliver to Parent the favorable opinion of counsel for Shareholders and Company, dated as of Closing, in the form attached hereto as Exhibit 10.3.

         10.4 Corporate Good Standing and Corporate Resolution. Shareholders shall deliver to Parent certificates of good standing from the Secretary of State of Company's state of organization, and from each jurisdiction in which Company is qualified to do business, certified copies of the Bylaws and Articles of Incorporation of Company, and a certified copy of the resolutions of the Board of Directors and Shareholders of Company authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all assumption agreements and other instruments required hereunder, sufficient in form and content to meet the requirements of the law of the State of Company's incorporation relevant to such transactions and certified by officers of Company to be validly adopted and in full force and effect and unamended as of Closing.

         10.5 Closing Certificate. Company shall deliver to Parent a certificate of an officer of Company and of Shareholders, dated as of Closing, certifying that (a) each covenant and obligation of Company and Shareholders have been complied with, and (b) each representation, warranty and covenant of Company and Shareholders is true and correct at the Closing as if made on and as of the Closing.

         10.6 Third Party Consents. Shareholders shall deliver to Parent all consents, estoppels, approvals, releases, filings and authorizations of third parties that Parent believes are necessary for the legal and proper execution, delivery and consummation of this Agreement, and the transactions contemplated hereunder.

         10.7 Releases. Shareholders shall deliver to Parent executed releases of all mortgages, security interests, liens, pledges, restrictions or other encumbrances on or applicable to the Stock or Assets except to the extent such encumbrances relate to Continuing Liabilities.

         10.8 Additionally Requested Documents; Post-Closing Assistance. At the reasonable request of Parent at Closing and at any time or from time to time thereafter, Shareholders shall cooperate with Parent to put Parent and Capstone Sub in actual possession and operating control of the Stock, Company, Business and Assets, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Parent may reasonably request in order to effectively sell, convey, transfer and assign the same to Parent, to execute and deliver such further instruments and to take such other actions as Parent may reasonably request to release Parent, Capstone Sub, Company and Surviving Corporation from all obligation and liability with regard to any obligation or liability retained or assumed by Shareholders, and to execute and deliver such further instruments and to cooperate with Parent and Capstone Sub as Parent may reasonably request or to enable Parent and Company to obtain all necessary health care or regulatory certifications, approvals, consents and licenses, accreditation or permits.

         10.9 Confidentiality and Employment Agreements. Shareholders shall deliver to Parent and Capstone Sub executed copies of each of the agreements described in paragraphs 9.6 and 9.7.

         10.10 Assumption Agreement. Shareholders shall deliver to Parent, Capstone Sub and the Company an Assumption Agreement evidencing that Shareholders shall be responsible for all obligations pertaining to past operations of the Business other than the Continuing Liabilities.

         10.11 Escrow Agreement. Shareholders shall deliver to Parent the executed Escrow Agreement described in Section 2.2(3) hereof.

                  ARTICLE XI. OBLIGATIONS OF PARENT AT CLOSING

         At Closing, Parent shall deliver or cause to be delivered to Shareholders the following in a form and substance reasonably satisfactory to
Shareholders:

         11.1 Merger Consideration. Parent shall pay to Shareholders the Merger Consideration upon the terms specified in this Agreement.

         11.2 Corporate Good Standing and Certified Board Resolutions. Parent and Capstone Sub shall deliver to Shareholders a certificate of good standing from the Secretary of State of Delaware and Maryland, respectively, dated the most recent practical date prior to Closing, together with a certified copy of the resolutions of each of their Board of Directors authorizing the execution, delivery and consummation of this Agreement and all other documents executed in connection herewith.

         11.3 Closing Certificate. Parent shall deliver to Shareholders a certificate of an officer of Parent, dated as of Closing, certifying that (a) each covenant and obligation of Parent has been complied with, and (b) each representation, warranty and covenant of Parent is true and correct at the Closing as if made on and as of the Closing.

         11.4 Opinion of Parent's Counsel. Parent shall deliver to Shareholders a favorable opinion of counsel for Parent, dated as of Closing, in the form specified in Article XII hereof.

         11.5 Escrow Agreement. Parent shall deliver to Shareholders the executed Escrow Agreement described in Section 2.2(3) hereof.

         11.6 Employment Agreements. Parent and Shareholders shall have entered into an Employment Agreement, as described in Section 9.7.

         11.7 Registration Rights and Escrow Agreements; Post-Closing Assistance. At the reasonable request of Shareholders following Closing, Parent and Capstone Sub shall cooperate with Shareholders to put Shareholders in actual possession and control of the Merger Consideration Stock when appropriate as contemplated under the Escrow Agreement and the Registration Rights Agreement, to execute and deliver such further instruments of sale, conveyance, transfer and assignment as Shareholders may reasonably request in order to effectively sell, convey, transfer and assign the same to Shareholders, and to execute and deliver such further instruments and to take such other actions as Shareholders may reasonably request to otherwise effectuate the terms of the Escrow and Registration Rights Agreements.


                    ARTICLE XII. OPINION OF PARENT'S COUNSEL

         At the Closing, Parent shall deliver to Shareholders an opinion of Harwell Howard Hyne Gabbert & Manner, P.C. dated the date of the Closing and pursuant to the Legal Opinion Accord of the ABA Paragraph of Business Law
(1991), in form and
substance reasonably satisfactory to Shareholders and their counsel to the effect that:


                  (1) Parent and Capstone Sub are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Maryland, respectively, and each has all requisite corporate power and corporate authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

                  (2) Each of Parent and Capstone Sub has the corporate power and corporate authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements delivered by Parent and Capstone Sub at Closing and to consummate the transactions contemplated on the part of Parent and Capstone Sub hereby and thereby; each of Parent and Capstone Sub has taken all action required by law, and its Certificate of Incorporation and Bylaws, to authorize such execution, delivery and consummation of this Agreement, and this Agreement, and all other agreements delivered by Parent and Capstone Sub at Closing constitute the valid and binding obligations of Parent and Capstone Sub, respectively, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

                  (3) The Merger Consideration Stock, when issued at Closing, will be duly authorized, validly issued, fully paid and nonassessable.

            ARTICLE XIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

         13.1 Survival. The covenants, obligations, representations and warranties of Parent, Company and Shareholders contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the Closing, shall survive the date of Closing as provided in section 13.5 hereof, and shall not be merged into any documents delivered in connection with the Closing.

         13.2 Indemnification by Shareholders. Subject to the provisions of paragraph 13.4, Shareholders shall jointly and severally promptly indemnify, defend, and hold harmless Parent, Surviving Corporation and the directors, officers, stockholders, employees and agents of each against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from (i) any breach by either Company or Shareholders of any of their covenants, obligations, representations or warranties or untruth of any representation or warranty contained in this Agreement (payment for which is to be initially made pursuant to the offset provisions of Section 2.3 hereof) or any certificate or closing document of Company and/or Shareholders required to be delivered pursuant to this Agreement (which Closing Documents are the following: Employment Agreement, Assumption Agreement, Escrow Agreement, Lease, Registration Rights Agreement, Letter Agreement, (ii) any liability of Company not expressly retained by Surviving Corporation or assumed by Parent pursuant to Paragraph 4.11(4) hereof, and (iii) except as related to the Continuing Liabilities, any claim (whether or not disclosed herein) that is brought or asserted by any third party(s) against Parent or Surviving Corporation arising out of the ownership, licensing, operation or conduct of the Business or Assets or the conduct of any of Company's employees, agents or independent contractors, relating to all periods of time prior to the Transaction Effective Date. Any indemnification payment made pursuant to this Article shall include interest at a floating rate equal to two points over the prime rate of Bankers Trust Company established from time to time (the "Rate") payable for the period measured from the date that the loss, cost, expense or damage was incurred until the date of payment.

         13.3 Indemnification by Surviving Corporation and Parent. Subject to the provisions of paragraph 13.4, Parent shall promptly indemnify, defend, and hold Shareholders harmless against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees) and other damages resulting from (i) any breach by Parent or Surviving Corporation of any of their covenants, obligations, representations or warranties or breach or untruth of any representation or warranty contained in this Agreement or any certificate or document of Parent or Surviving Corporation delivered pursuant to this Agreement, (ii) any claim which is brought or asserted by any third party(s) against Shareholders for failure to pay or perform any of the Continuing Liabilities, and (iii) any claim that is brought or asserted by any third party(s) against Shareholders arising out of the ownership, licensing, operation or conduct of the Business or the conduct of any of Company's employees, agents or independent contractors, relating to periods of time subsequent to the Transaction Effective Date. Any indemnification payment pursuant to the foregoing shall include interest at the Rate from the date that the loss, cost, expense or damage was incurred until the date of payment.

         13.4 Rules Regarding Indemnification. The obligations and liabilities of each party which may be subject to indemnification liability hereunder (the "indemnifying party") to the other party (the "indemnified party") shall be subject to the following terms and conditions:

                  (1) Claims by Non-parties. The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Article, stating the nature of said claim and the amount thereof, to the extent known. The indemnified party shall give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice shall constitute the assertion of a claim for indemnity by the indemnified party. If, within thirty
(30) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party shall not settle or admit liability with respect to the claim and shall afford to the indemnifying party and defending counsel reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel shall be selected by such party and if the indemnified party then retains its own counsel, it shall do so at its own expense. If the indemnified party does not receive a written objection to the notice from the indemnifying party within thirty (30) days after the indemnifying party's receipt of such notice, the claim for indemnity shall be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid thirty (30) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of ten (10) days after receipt of such objection the parties shall attempt to settle the dispute as between the indemnified and indemnifying parties. If they are unable to settle the dispute, the unresolved issue or issues shall be settled by arbitration in Los Angeles, California in accordance with the rules and procedures of the American Arbitration Association.

                  (2) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in subparagraph (1) above) pursuant to this Article shall be made as follows: The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any claim by the indemnified party which has not been made pursuant to subparagraph (1) above, stating the nature and basis of such claim and the amount thereof, to the extent known. The claim shall be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this paragraph if within forty-five
(45) days after the indemnifying party's receipt of the claim the indemnified party shall not have received written objection to the claim. In such event, the claim shall be conclusively presumed to have been assented to and approved. If within the aforesaid forty-five (45) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties shall attempt to settle the disputed claim as between the indemnified and indemnifying parties. If they are unable to settle the disputed claim, the unresolved issue or issues shall be settled by arbitration in Los Angeles, California in accordance with the rules and procedures of the American Arbitration Association. Notwithstanding the provisions of this clause (2), the enforcement provisions set forth in paragraph 14.2 will be available in the event of a breach of paragraph 14.1.

                  (3) Claims by a Straddle Patient. Any claim by a patient relating to professional negligence or similar matters involving a patient served both prior to the Transaction Effective Date and subsequent to the Transaction Effective Date will be the responsibility of either Parent or Shareholders in accordance with the following guidelines: (i) if it is a claim in which the incident giving rise to liability clearly arose prior to the Transaction Effective Date, Shareholders shall respond to the loss and defense expenses; (ii) if it is a claim in which the incident giving rise to liability clearly arose on or after the Transaction Effective Date, Parent shall respond to the loss and defense expenses; and (iii) in the event that the incident giving rise to liability as to time is not clear, Shareholders and Parent will jointly defend the case and each will fully cooperate with the other in such defense. Once the case is closed, if Parent and Shareholders cannot agree to the allocation of both indemnity and expenses, then the matter shall be submitted to binding arbitration in Los Angeles California in accordance with the rules and procedures of the American Arbitration Association. Notwithstanding anything seemingly to the contrary contained herein, no indemnification shall be made hereunder until agreed to by the parties hereto or settled in arbitration.

         13.5 Indemnity Period. The representations, warranties and covenants, and the indemnity obligations related thereto, under this Agreement shall expire 24 months from the Closing, except for claims under sections 4.13 and 4.28 hereof, which shall expire upon the expiration of the applicable statute of limitations, and except for claims under sections 4.9 or 4.25 hereof, which shall expire on the earlier of the expiration of the applicable statue of limitations or 48 months from Closing. The indemnification obligations under this Agreement shall not expire as provided herein for a claim made, but not resolved, within the above periods.

         13.6 Limitation on Claims. The limitations provided in this Section
13.6 apply solely to the liability of the Shareholders. The obligations of an indemnifying party under this Agreement shall not begin until the indemnified party incurs one or more liabilities which equal Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Basket"). Once the Basket is reached, the obligations of an indemnifying party under this Agreement shall apply to all claims of the indemnified party, whether such claims are part of the Basket or in excess thereof. In no event shall the obligations of an indemnifying party and its affiliates under this Agreement exceed Four Million Dollars ($4,000,000.00) (the "Cap"). Notwithstanding the foregoing, the Basket and the Cap shall not apply to any payroll or withholding issues related to Shareholders.


                      ARTICLE XIV. PRESERVATION OF BUSINESS
                           AND NONCOMPETE RESTRICTIONS

         14.1 Covenant Not to Compete. Shareholders hereby jointly and severally covenant and agree with Parent that, during the NON-COMPETE PERIOD (as such term is defined herein) and within the NON-COMPETE AREA (as such term is defined herein), neither of the Shareholders shall directly or indirectly, (a) acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of or exercise management control over any health care operation or business which provides any goods or services competitive with the goods and services provided by the Business as of the Closing, or (b) solicit for employment or employ any person who at Closing or thereafter became an employee of Parent, Surviving Corporation or an affiliate unless such person is not so employed for at least six (6) months, or (c) with respect to any customer, patient, physician, physician group, or healthcare provider with whom Parent, Surviving Corporation and/or an Affiliate contracts with in connection with the Business, either solicit the same in a manner which could adversely affect Parent, Surviving Corporation or an Affiliate, or make statements to the same which disparage Parent, Surviving Corporation, an Affiliate or their respective operations in any way. The "Non-Compete Period" shall commence at the Closing and terminate on the third anniversary thereof. The "Non-Compete Area" shall mean the area within a fifty (50) mile radius of each location from which the Business or the Related Business is operated or conducted as of the Closing. Ownership of less than five percent (5%) of the stock of a publicly held company shall not be deemed a breach of this covenant.

         14.2 Enforceability. In the event of a breach of paragraph 14.1, Shareholders recognizes that monetary damages shall be inadequate to compensate Parent and Surviving Corporation, and Parent and Surviving Corporation shall be entitled, without the posting of a bond or similar security and notwithstanding the arbitration provisions contained in Article XIII, to an injunction restraining such breach, with the costs (including attorney's fees) of securing such injunction to be borne by Shareholders. Nothing contained herein shall be construed as prohibiting Parent or Surviving Corporation from pursuing any other remedy available to either for such breach or threatened breach. All parties hereby acknowledge the necessity of protection against the competition of Shareholders and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate Shareholders for agreeing to the restrictions contained in paragraph
14.1. If, however, any court determines that the forgoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.


                            ARTICLE XV. MISCELLANEOUS

         15.1 Assignment. Following Closing, Parent and Surviving Corporation may freely assign any or all of their respective rights or delegate any or all of their respective obligations under this Agreement without the express written consent of Shareholders; provided however, that Parent shall remain primarily liable with regard to its obligations hereunder. No Shareholders may assign any rights or delegate any obligations under this Agreement without the prior written consent of Parent, and any prohibited assignment or delegation will be null and void.

         15.2 Other Expenses. Except as otherwise provided in this Agreement, Shareholders shall pay all of their and Company's expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement and Parent shall pay all of its and Capstone Sub's expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement. All sales and use taxes, recording fees and transfer taxes incurred in connection under the transactions contemplated within this Agreement shall be prorated as of the Transaction Effective Date between the

Shareholders and Parent respectively, such that the Shareholders pay all such taxes with respect to the Business up to the Transaction Effective Date, and the Parent pays all such amounts thereafter. Shareholders jointly and severally represent that, with respect to the laws of the State of California, ad valorem or similar taxes are not applicable to the transactions contemplated hereunder, and that Shareholders shall jointly and severally indemnify Surviving Corporation and Parent for any costs incurred from circumstances to the contrary.

         15.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five days after mailing with postage prepaid. Any such notice shall be sent as follows:

                  To Shareholders and, prior to Closing, Company:

                  Denis Portaro and Sandra Portaro
                  1127 La Loma Road
                  Pasadena, CA  91105

                  with a copy to:

                  Joseph D. Carruth, Esq.
                  Rutan & Tucker
                  611 Auton Blvd.
                  Suite 1400
                  Costa Mesa, California  92626


                  To the Parent, Capstone Sub and, after Closing, to the Surviving Corporation:

                  Capstone Pharmacy Services, Inc.
                  9901 East Valley Ranch Parkway, Suite 3001
                  Irving, Texas  75063
                  Attn:  Chief Executive Officer

                  with a copy to:

                  Mark Manner, Esq.
                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  1800 First American Center
                  315 Deaderick Street
                  Nashville, Tennessee  37238-1800

         15.4 Confidentiality; Prohibition on Trading. Except for press releases issued by Parent in the ordinary course following Closing, all parties agree to maintain the confidentiality of the existence of this Agreement and the transactions contemplated hereunder, unless disclosure is required by law. Shareholders, Company and their affiliates agree not to trade in the securities of Parent or its affiliates based upon any material nonpublic information.

         15.5 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         15.6 Headings. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

         15.7 Benefit. Subject to paragraph 15.1, this Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement is not intended to, nor shall it, create any rights in any other party.

         15.8 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there shall be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

         15.9 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be void unless it is in writing and signed by the party against which it is sought to be enforced.

         15.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         15.11 Interpretation; Knowledge. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Whenever in this Agreement the term "to the knowledge of Company or Shareholders" or the like is used, Company and Shareholders shall be deemed to have the knowledge of those persons listed on Exhibit 15.11 who are all of the officers of the Company.

         15.12 Entire Agreement. This Agreement, including the Exhibits and Attachments hereto, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letter of intent and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Parent, Company and Shareholders.

         15.13 Further Assurance of Shareholders After Closing. Subsequent to the Closing, each of Shareholders and Parent shall from time to time, at the other's request, execute and deliver such other instruments of conveyance and transfer, and take such other action as the other may request, in order to effectuate fully the Merger and vest in Parent and Surviving Corporation (as the case may be), on the one hand, and Shareholders, on the other the benefits of the Merger as contemplated hereunder.

         15.14 Legal Fees and Costs. In the event any party hereto incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party shall be entitled.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  "COMPANY":

                                  PORTARO PHARMACIES, INC.


                                  By:      /s/ Denis Portaro
                                           ------------------------------------
                                  Title:   Chief Executive Officer
                                           ------------------------------------

                                  "SHAREHOLDERS":



                                  /s/ Denis Portaro
                                  ---------------------------------------------
                                  DENIS PORTARO, in his individual capacity



                                  /s/ Sandra Portaro
                                  ---------------------------------------------
                                  SANDRA PORTARO, in her individual capacity


                                  DENIS A.  and SANDRA LOU PORTARO
                                  ---------------------------------------------
                                  REVOCABLE TRUST of 1992




                                  By: /s/ Denis Portaro
                                      -----------------------------------------
                                           DENIS PORTARO, its trustee



                                  By: /s/ Sandra Portaro
                                      -----------------------------------------
                                           SANDRA PORTARO, its trustee

                                  "PARENT":


                                  CAPSTONE PHARMACY SERVICES, INC.


                                  By:      /s/ Donald Hughes
                                           ------------------------------------
                                  Title:   Chief Financial Officer
                                           ------------------------------------

                                  "CAPSTONE SUB":

                                  INSTITUTIONAL PHARMACY SERVICES, INC.


                                  By:      /s/ Donald Hughes
                                           ------------------------------------
                                  Title:   Vice President and Treasurer
                                           ------------------------------------

                                       41